EXHIBIT 11.1

                        COMPUTATION OF PER SHARE EARNINGS
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                            Three months ended         Nine months ended
                                                               September 30,             September 30,
                                                          ----------------------    ---------------------
                                                            2000         1999         2000         1999
                                                          --------     ---------    ---------    --------

Basic

   Average shares outstanding..........................     19,138        18,993       19,103       18,907
                                                          ========     =========    =========    =========

   Net loss............................................   $ (9,277)    $ (20,354)   $  (7,242)   $ (14,084)
                                                          ========     =========    =========    =========

   Per share amount....................................   $  (0.48)    $   (1.07)   $   (0.38)   $   (0.74)
                                                          ========     =========    =========    =========


Diluted

   Average shares outstanding..........................     19,138        18,993       19,103       18,907
                                                          ========     =========    =========    =========

   Net effect of dilutive stock options based on the
     treasury stock method using the average market price       --            --           --           --
                                                          --------     ---------    ---------    ---------

   Total...............................................     19,138        18,993       19,103       18,907
                                                          ========     =========    =========    =========

   Net loss............................................   $ (9,277)    $ (20,354)   $  (7,242)   $ (14,084)
                                                          ========     =========    =========    =========

   Per share amount....................................   $  (0.48)    $   (1.07)   $   (0.38)   $   (0.74)
                                                          ========     =========    =========    =========

